As filed with the Securities and Exchange Commission on May 14, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LaCrosse Footwear, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	39-1446816

(State of incorporation)	(I.R.S. Employer Identification
No.)
17634 NE Airport Way
Portland, OR 97230
(Address principal executive offices) (Zip code)
LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated
(Full title of the Plan)
David P. Carlson
Executive Vice President and Chief Financial Officer
LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, Oregon 97230
503-262-0110
(Name and address of agent for service)
(Telephone number, including
area code, of agent for service)
With a copy to:
Bruce A. Robertson
Peter B. Cancelmo
Garvey Schubert Barer
1191 Second Avenue, 18th Floor
Seattle, Washington 98101-2939
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate offering	Amount of
be registered (1)	registered (2)	share	price	registration fee
Common Stock, $.01 par value per share	100,000	$18.41(3)	$1,841,000(3)	$131.26(3)

1	This registration statement covers 100,000 shares of the common stock, $.01 par value per share (the “Common Stock”), of LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), together with associated rights, that may be offered or sold pursuant to the LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated.

2	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction, plus an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

3	Estimated solely for purposes of calculation of the registration fee pursuant to Rules 457(h) and 457(c) of the Securities Act based upon the average of the high and low prices of the Registrant’s Common Stock on May 13, 2010, as reported on the NASDAQ Global Market.

REGISTRATION OF ADDITIONAL SECURITIES
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-4.1
EX-5.1
EX-23.1
REGISTRATION OF ADDITIONAL SECURITIES
The Company is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 100,000 additional shares of the Common Stock for issuance under the Company’s 2001 Non-Employee Director Stock Option Plan, as Amended and Restated (the “2001 Plan”). Previously, 100,000 shares of Common Stock issuable under the 2001 Plan were registered pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 12, 2003 (No. 333-106607), 50,000 shares of Common Stock issuable under the 2001 Plan were registered pursuant to a Registration Statement on Form S-8 filed with the Commission on June 10, 2005 (No. 333-125712), and 100,000 shares of Common Stock issuable under the 2001 Plan were registered pursuant to a Registration Statement on Form S-8 filed with the Commission on May 3, 2007 (No. 333-142598). The contents of these previously filed registration statements are incorporated herein by reference.

EXHIBITS
The following exhibits have been filed (except where otherwise indicated) as part of this registration statement:

Exhibit No.	Exhibit
4.1	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated

5.1	Opinion of Garvey Schubert Barer

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Garvey Schubert Barer (contained in Exhibit 5.1)

24.1	Power of Attorney relating to subsequent amendments (included in the signature page to this registration statement)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on May 14, 2010.

Registrant: LACROSSE FOOTWEAR, INC.
By:	/s/ Joseph P. Schneider
Joseph P. Schneider
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph P. Schneider and David P. Carlson, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Name	Title	Date
/s/ Joseph P. Schneider Joseph P. Schneider	President, Chief Executive Officer (Principal Executive Officer) and Director	May 14, 2010

/s/ David P. Carlson David P. Carlson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2010

/s/ Richard A. Rosenthal Richard A. Rosenthal	Chairman of the Board and Director	May 14, 2010

Name	Title	Date
/s/ Stephen F. Loughlin
Stephen F. Loughlin	Director	May 14, 2010

/s/ John D. Whitcombe
John D. Whitcombe	Director	May 14, 2010

/s/ Charles W. Smith
Charles W. Smith	Director	May 14, 2010

/s/ William H. Williams
William H. Williams	Director	May 14, 2010

EXHIBIT INDEX

Exhibit No.	Description
4.1	LaCrosse Footwear, Inc. 2001 Non-Employee Director Stock Option Plan, as Amended and Restated

5.1	Opinion of Garvey Schubert Barer

23.1	Consent of McGladrey & Pullen, LLP

23.2	Consent of Garvey Schubert Barer (included in Exhibit 5.1)

24.1	Power of Attorney relating to subsequent amendments (included in the signature page to this registration statement)